Exhibit 99.1

Invitae Announces $1.15 Billion Investment Supporting Ongoing Growth Initiatives

SAN FRANCISCO, April 5, 2021 — Invitae (NYSE: NVTA), a leading medical genetics company, today announced that a small group of investors, led by SB Management, a subsidiary of Softbank Group Corp., will make an investment of $1.15 billion in convertible senior notes to support the Company’s future growth initiatives.

“Invitae’s mission is to deliver genetic information to improve healthcare for billions of people at all stages of life. With the support of our long-term shareholders, we’re creating the platform to support the routine use of genetics in mainstream medicine to result in better healthcare for everyone,” said Sean George, co-founder and chief executive officer of Invitae. “This investment will help us continue to fuel our growth, including expanding our platform, services and menu through both in-house development and the addition of complementary companies and technologies as we work to build a differentiated platform uniquely capable of driving the transition to personalized medicine.”

“Invitae has a definitive head start in the rapidly expanding market for clinical genetic sequencing. Their comprehensive diagnostic products are well positioned to further grow the global understanding of how genomics predispose populations for certain diseases. These datasets will inform treatment and dramatically improve patient outcomes,” said Akshay Naheta, chief executive officer of SB Management, a subsidiary of SoftBank Group Corp.

Under the terms of the investment, the participating investors, including SB Management, will purchase a total aggregate principal amount of $1.15 billion in Convertible Senior Notes due 2028 (the “Notes”). The Notes will have an initial conversion price of $43.18 per share of the Company’s common stock, subject to customary anti-dilution and other adjustments. The initial conversion price of $43.18 represents a 20% premium to the Company’s average 5-day trailing volume-weighted average price as of April 1, 2021. The Notes will mature on April 1, 2028, unless earlier converted, redeemed or repurchased. The Notes will bear 1.5% interest per year. Upon conversion, the Company will have the right to elect settlement in cash, shares, or any combination thereof in its sole discretion.

Additional information regarding this announcement may be found in a Current Report on Form 8-K that the Company intends to file today with the U.S. Securities and Exchange Commission.

J. Wood Capital Advisors LLC and Perella Weinberg Partners LP acted as financial advisors and J.P. Morgan acted as placement agent to Invitae on the transaction.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the investment, the anticipated use of net proceeds from the investment and any expected benefits for the Company from the application of proceeds, the terms of the notes, including the effect of anti-dilution or other adjustments, and the Company’s ability to create a platform to support the routine use of genetics in mainstream medicine and build a differentiated platform uniquely capable of driving the transition to personalized medicine. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: risks related to whether the Company will be able to satisfy the conditions required to close the sale of the Notes; the fact that the Company’s management will have broad discretion in the use of the net proceeds from any sale of the Notes and risks and uncertainties related that use of proceeds; the potential impact of market and other general economic conditions; failure to implement, or delays in implementing, business and product development plans; the Company’s ability to compete and keep up with technological advances; the Company’s failure to manage growth effectively; the Company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the Company may not obtain or maintain sufficient levels of reimbursement for its tests; the Company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as otherwise required by law.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

(628) 213-3369